UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2015

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1911 Walker Ave, Monrovia, California	91016
(Address of principal executive offices)	(Zip Code)

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 16, 2015, the Board of Directors of STAAR Surgical Company elected J. Steven Roush, 68, to serve in a newly created seat pursuant to an increase in size of the Board from six to seven members. Mr. Roush will serve as a member of the Audit Committee. Mr. Roush will receive the standard director compensation for a director, pro-rated for the remaining portion of the 2014-2015 term.

Mr. Roush worked at PricewaterhouseCoopers for over 39 years, 30 of those as a partner, prior to his retirement in 2007. At PricewaterhouseCoopers he served as an office managing partner, a Securities and Exchange Commission review partner for over 20 years and as a risk management partner for five years in addition to his direct client responsibilities. Over his career, Mr. Roush obtained experience in a number of industries, including the healthcare industry. He also has a background in dealing with public company boards of directors.

Mr. Roush currently serves as a member of the Board and Chairman of the Audit Committee for Summit Healthcare REIT, an organization with a portfolio of 17 healthcare facilities, and W.E. Hall Company, a manufacturer and distributor of corrugated pipe and related drainage products. He is also a member of the Board of Directors and Chair of the Audit Committee of AirTouch Communications, Inc., a non-listed, but SEC registered company (“AirTouch”). Mr. Roush received his Bachelor of Science in Accounting from Drake University. He also holds an advanced Professional Directors Certification from the American College of Corporate Directors.

The appointment of Mr. Roush to the Board was not the result of any arrangement or understanding between him and any other person or entity. There are no transactions between Mr. Roush nor any member of his immediate family and the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On April 21, 2015, the Company published a press release regarding the election of Mr. Roush to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated April 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2015	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer